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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                December 20, 2002
                Date of Report (Date of earliest event reported)


                               NORTH BANCORP, INC.
             (Exact name of registrant as specified in its charter)




MICHIGAN                                 0-32639             38-2995259
(State or other jurisdiction of          (Commission         (I.R.S Employer
incorporation)                           File Number)        Identification No.)



501 W. Main Street, Gaylord, Michigan                        49735
(Address of principal executive offices)                     (ZIP code)


Registrant's telephone number, including area code:     (989) 732-2625


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FORWARD LOOKING STATEMENTS

         In addition to other events and historical information, the following Form 8-K Current Report contains "forward-looking statements" that involve risks and uncertainties. All statements regarding the expected financial position, business, and strategies are forward-looking statements and the Corporation intends for them to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends," and similar expressions, as they relate to the Corporation or management, are intended to identify forward-looking statements. Although the Corporation believes that the expectations reflected in these forward-looking statements are reasonable, and have based these expectations on beliefs and assumptions that have been made, these expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from expectations include, without limitation, the failure of a significant number of borrowers to repay their loans, general changes in economic conditions and interest rates, as well as restrictions imposed by regulations or regulators of the banking industry.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On December 20, 2002 the board of directors of First National Bank of Gaylord ("Bank"), a wholly owned subsidiary of North Bancorp, Inc. ("Corporation"), approved the recognition of total loan loss provisions of $1,830,000 for the three months ended December 31, 2002. The Bank anticipates total loan loss provisions for the twelve months ended December 31, 2002 to be $3,195,000. During the fourth quarter of 2002 the quality of the Bank's consumer loan portfolio, as measured by the levels of past due, classified or non-performing loans, declined. Past due and classified commercial loans increased, as well. A significant portion of such loans are the result of inadequate risk assessment at the time they were originated. In addition, economic conditions in the Bank's market area have weakened. Consequently, risk assessment practices have been reviewed and modified.

         The Corporation expects to report a substantial net loss for the three months ended December 31, 2002 and minimal net income (if any) for the twelve months ended December 31, 2002. The Corporation expects its risk-based capital totals to remain within regulatory requirements and the Bank's risk-based capital totals to remain within the FDIC's definition for "well-capitalized" institutions.

         The estimated activity in the allowance for loan losses for the three months ended December 31, 2002 and 12 months ended December 31, 2002, and actual activity for the three and twelve months ended December 31, 2001 is presented in the following table (000s omitted). While the Corporation believes the estimated activity for the three months ended and twelve months ended December 31, 2002 is reasonably accurate, it may prove to be different than actual results:


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
                                          Three Months Ended December 31      Twelve Months Ended December 31
                                          2002 (estimated)       2001         2002 (estimated)        2001
                                          ----------------    -----------     ----------------     -----------
Balance - beginning of period               $     2,087       $    1,129       $       1,228       $     843

Loans charged-off:
  Commercial loans                                  275               21                 282              47
  Residential real estate mortgage loans             80                -                  87               -
  Residential construction mortgage loans             -                -                   -               -
  Consumer loans                                    597              201               1,206             554
                                            ------------      -----------      --------------      ----------
   Total charge-offs                                952              222               1,575             601

Recoveries:
  Commercial loans                                    -                -                  33               3
  Residential real estate mortgage loans              -                -                   2               -
  Residential constuction mortgage loans              -                -                   -               -
  Consumer loans                                     28               14                 110              97
                                            ------------      -----------      --------------      ----------
   Total recoveries                                  28               14                 145             100

Provision for loan losses                         1,830              307               3,195             886
                                            ------------      -----------      --------------      ----------

Balance - December 31                       $     2,993       $    1,228       $       2,993       $   1,228
                                            ============      ===========      =============       ==========


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NORTH BANCORP, INC.


Date: December 29, 2002              /s/ John R. Kluck
                                     -------------------------------------------
                                     John R. Kluck, President & Chief Executive
                                                     Officer